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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT



                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  August 13, 2001



                            IMPERIAL SUGAR COMPANY
            (Exact name of registrant as specified in its charter)



          TEXAS                       1-10307                  74-0704500
(State or other jurisdiction  (Commission File Number)        (IRS Employer
    of incorporation)                                      Identification No.)



           ONE IMPERIAL SQUARE
               P. O. BOX 9
            SUGAR LAND, TEXAS                                     77487
(Address of principal executive offices)                        (Zip Code)



      Registrant's telephone number, including area code:  (281) 491-9181
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ITEM 5.  OTHER EVENTS.

     On August 13, 2001, Imperial Sugar Company entered into an agreement to sell Michigan Sugar Company, a wholly owned subsidiary, to Michigan Sugar Beet Growers, Inc. ("MSBGI") for $55 million cash, the assumption of $18.5 million in industrial development bonds and a $10 million deferred payment provision. Proceeds from the sale are expected to be used to reduce debt. Under the terms of the agreement, Imperial would continue to market the refined sugar products for a minimum of ten years. Should the transaction not close by October 1, 2001, MSBGI would lease the four Michigan factories from Imperial. MSBGI has until March 1, 2002 to close the transaction. The transaction has been approved by the U.S. Bankruptcy Court for the District of Delaware. Completion of the sale is conditioned upon MSBGI obtaining financing commitments. Michigan Sugar Company's sales were approximately $181.9 million in fiscal 2000.

On August 17, 2001, the Company issued a press release in respect of the foregoing. A copy of the press release is attached hereto as an exhibit and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)    Exhibits
         4.1    Stock & Asset Purchase Agreement dated as of August 13, 2001
         99.1   Press Release dated August 17, 2001.
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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      IMPERIAL SUGAR COMPANY


Date:  August 21, 2001                By: /s/ H. P. Mechler
                                          -------------------------------
                                          Name:  H. P. Mechler
                                          Its:   Vice President, Accounting